UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2009
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 3, 2009, OSI Restaurant Partners, LLC (the “Company”) and Paul E. Avery executed a Separation Agreement (the “Separation Agreement”) in connection with Mr. Avery’s retirement as Chief Operating Officer of the Company, effective as of July 1, 2009.  Subject to the execution of a release agreement and the continued compliance with his obligations under the Separation Agreement and certain of his obligations under his Employment Agreement, the Company has agreed to provide Mr. Avery with certain retirement pay and benefits, including:

•
a payment of $1,668,525.00, payable in 12 monthly installments, which represents the sum of (i) 12 months of Mr. Avery’s base salary at the rate in effect on July 1, 2009 and (ii) an adjusted average of the annual bonuses paid to Mr. Avery in respect to the prior three years;

•	a pro-rata annual bonus in respect of the 2009 fiscal year, determined based on actual performance, which shall be paid within 90 days of December 31, 2009; and

•
monthly reimbursement for Consolidated Omnibus Budget Reconciliation Act premiums, if applicable, with respect to Mr. Avery’s participation in the Company’s group medical, dental and vision insurance plans for up to 18 months following July 1, 2009, and reimbursement for health insurance for  up to an additional 18-month period, up to a maximum of $2,400.00 per month.

In addition, Kangaroo Holdings, Inc., the Company’s ultimate parent (“Holdings”), has agreed to accelerate the vesting of Mr. Avery's restricted Holdings shares, as well as to provide that Mr. Avery's vested options to purchase Holdings stock will remain exercisable until the earlier of (x) the seventh anniversary of the grant date of such options, (y) the first anniversary of an initial public offering of Holdings or (z) a change in control of Holdings.

A copy of the press release issued by the Company announcing Mr. Avery’s retirement is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release, dated June 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: June 9, 2009	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer